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                                                                        FORM 8-A
                                                                        --------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              LearningStar Corp.
                              ------------------
            (Exact name of registrant as specified in its charter)


                Delaware                                  77-0559897
------------------------------------------    --------------------------------
(State of incorporation or organization)      IRS Employer Identification No.)

2 Lower Ragsdale Drive, Suite 200,
 Monterey, California                                        93940
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  (Address of principal executive offices)                (Zip Code)


If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act and is      securities pursuant to Section 12
effective pursuant to General                 (g) of the Exchange Act and is
Instruction A.(c), please check the           effective pursuant to General
following box: [_]                            Instruction A.(d), please check
                                              the following box: [X]


Securities Act registration statement file number to which this form relates:
   333-53454
---------------
(If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class             Name of each exchange on which
           to be so registered             each class is to be registered
           -------------------             ------------------------------

                  None                                  N/A
                  ----                                  ---

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.01 par value
         ------------------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
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   Information concerning the common stock, $.01 par value per share, of
LearningStar Corp. ("LearningStar") is contained under the caption "Description of Capital Stock of LearningStar Corp." in LearningStar's Registration Statement on Form S-4 (File No. 333-53454), as filed with the Securities and Exchange Commission on January 9, 2001, as amended, pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), and such information is incorporated herein by reference.


Item 2.  Exhibits
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
Exhibit No.     Exhibit
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
    1           Form of Amended and Restated Certificate of Incorporation of
                LearningStar to be filed with the Secretary of State of Delaware and effective upon the completion of the combination.

    2 Amended and Restated By-laws of LearningStar to be effective upon the completion of the combination.

    3           Specimen certificate for shares of LearningStar common stock.


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                                   SIGNATURE
                                   ---------


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, LearningStar Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       LEARNINGSTAR CORP.



                                       By:  /s/ Albert Noyes
                                            ------------------------
                                            Name:  Albert Noyes
                                            Title:    President

Date: April 30, 2001